                                                                    EXHIBIT h(4)

                                 FIRST AMENDMENT
                  TO THE TRANSFER AGENCY AND SERVICE AGREEMENT
                              DATED AUGUST 5, 2002,
                                  BY AND AMONG
            AMERISTOCK MUTUAL FUND, INC., AMERISTOCK CORPORATION AND
                        ALPS MUTUAL FUNDS SERVICES, INC.

     THIS AMENDMENT is made as of March 26, 2003, by and among Ameristock Mutual Fund, Inc., a Maryland corporation (the "Fund"), Ameristock Corporation, a California corporation ("Ameristock"), and ALPS Mutual Funds Services, Inc., a Colorado corporation ("ALPS").

     WHEREAS, the Fund, Ameristock, and ALPS have entered into a Transfer Agency and Service Agreement (the "TA Agreement") dated August 5, 2002.

     WHEREAS, the Fund, Ameristock, and ALPS desire to amend the TA Agreement in the manner hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto, intending to be legally bound, hereby agree to amend the TA Agreement as follows:

     1. WIRE TRANSFER OPERATING GUIDELINES/ARTICLES 4A OF THE UNIFORM COMMERCIAL CODE. Section 5.1 of the TA Agreement shall be amended by adding the following sentences thereto:

          ALPS and the Fund agree that under certain circumstances it will be necessary to deviate from the Security Procedures. If such circumstances arise, ALPS shall only deviate from the Security Procedures upon written instructions from an officer of the Fund.

     2. MISCELLANEOUS. Other than as amended hereby, all terms and conditions of the TA Agreement are unchanged and shall continue in full force and effect. This Amendment shall be deemed to be an amendment to the TA Agreement and shall be governed by the laws of the State of Colorado.


                (REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK.)

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.


AMERISTOCK MUTUAL FUND, INC.                 AMERISTOCK CORPORATION

By:                                          By:
    ----------------------------------           -------------------------------
Name:                                        Name:
      --------------------------------             -----------------------------
Title:                                       Title:
       -------------------------------              ----------------------------


ALPS MUTUAL FUNDS SERVICES, INC.

By:
    ----------------------------------
Name:  Jeremy O. May
Title: Senior Vice President

                                        2